UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 West King Street, Franklin Park, IL		60131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On September 3, 2008, Del Global Technologies Corp. (the “Registrant”) entered into a First Amendment (the “First Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of May 25, 2007, among the Registrant, Del Medical Imaging Corp. (“Del Medical”), RFI Corporation (“RFI”) (collectively, the “Borrowers”) and North Fork Business Capital Corporation, now known as  Capital One Leveraged Finance Corp., (the “Lender”) (the “Amended and Restated Agreement”).

The following summary of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The First Amendment amends the Amended and Restated Agreement to provide for an increase in the dollar amount of the letters of credit (from $2.0 million to $3.5 million) that the Lender would issue or cause another bank acceptable to the Lender to issue for the account of one or more of the Borrowers under the Amended and Restated Agreement at the request of the Registrant.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

10.1
First Amendment, dated September 3, 2008, to the Amended and Restated Loan Agreement, dated as of May 25, 2007, among the Del Global Technologies Corp., RFI Corporation, Del Medical Imaging Corp. and North Fork Business Capital Corporation, now known as Capital One Leveraged Finance Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: September 4, 2008
	By:	/s/ Mark A. Zorko
Name: Mark A. Zorko
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.                                           Description

10.1
First Amendment, dated September 3, 2008, to the Amended and Restated Loan Agreement, dated as of May 25, 2007, among the Del Global Technologies Corp., RFI Corporation, Del Medical Imaging Corp. and North Fork Business Capital Corporation, now known as Capital One Leveraged Finance Corp.